Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Number 2-80406 on Form S-8 of the Bank of America Corporation filed with the Securities and Exchange Commission, pertaining to The Bank of America 401(k) Plan of our report dated April 21, 2006, with respect to the financial statements and supplemental schedule of The Bank of America 401(k) Plan included in this Annual Report (Form 11-K) as of December 31, 2005 and for the year then ended.

/s/ Morris, Davis & Chan LLP

June 23, 2006

Charlotte, North Carolina